EXHIBIT 99.2

                               FINANCIAL GUIDANCE

In our first quarter 2005 Earnings Conference Call to be held at 2:00 P.M. (EDT) on February 23, 2005, we will provide the following guidance regarding our expected results of operations for our fiscal year ending October 31, 2005. These forecasts are subject to many risks, uncertainties and assumptions and may vary significantly from the actual results, as further noted below. Information with respect to quarterly data is subject to even greater fluctuation and risk. We undertake no obligation to publicly update the information provided due to changes in economic conditions, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted. We suggest that you listen to the conference call in its entirety. The conference call in its entirety can be heard via the Investor Relations portion of our website, www.tollbrothers.com, until May 9, 2005.

For ease of reference, we have included the actual results for fiscal 2004 and for the quarter ended January 31, 2005. The columns designated as "Low" and "High" represents the low and high ends of the ranges of unit deliveries, average price, home building gross margins as a percentage of home building revenues and selling, general and administrative expenses ("SG&A") as a percentage of total revenues expected for fiscal 2005. We expect that the actual results of operations will be somewhere in between the low end and the high end of the ranges provided.

Unit deliveries of homes and average delivered prices in fiscal 2005 are expected to be:

Unit Deliveries
                                                                                  2005 Estimated
                                                2004            2005         ------------------------
                                               Actual          Actual          Low             High
                                              --------        --------       --------        --------
Quarter ended January 31                         1,085           1,590
Quarter ended April 30                           1,463                          1,925           2,025
Quarter ended July 31                            1,684                          2,035           2,160
Quarter ended October 31                         2,395                          2,500           2,625
Year                                             6,627                          8,050           8,400

Average Price
                                                                                  2005 Estimated
                                                2004            2005         ------------------------
                                               Actual          Actual          Low             High
                                              --------        --------       --------        --------

Quarter ended January 31                      $543,389        $622,073
Quarter ended April 30                        $556,602                       $635,000        $640,000
Quarter ended July 31                         $588,637                       $645,000        $655,000
Quarter ended October 31                      $603,048                       $650,000        $660,000
Year                                          $579,365                       $640,000        $645,000

Home building gross margins as a percentage of home building revenues in fiscal 2005 are expected to be:

                                                                                  2005 Estimated
                                                2004            2005         ------------------------
                                               Actual          Actual          Low             High
                                              --------        --------       --------        --------
Quarter ended January 31                        28.35%          30.70%
Quarter ended April 30                          28.21%                         30.50%          31.00%
Quarter ended July 31                           28.43%                         31.50%          32.00%
Quarter ended October 31                        28.63%                         31.75%          32.25%
Year                                            28.45%                         31.20%          31.60%

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Land sales revenues and gross margins for fiscal 2005 are expected to be approximately:

Revenue
                                                            2004              2005             2005
                                                           Actual            Actual         Estimated
                                                         ---------          ---------      -----------
                                                                          (In thousands)
Quarter ended January 31                                   $5,987            $1,225
Quarter ended April 30                                     $2,011                             $5,000
Quarter ended July 31                                     $12,940                            $14,000
Quarter ended October 31                                   $1,553                             $1,000
Year                                                      $22,491                            $21,000

Gross Margin
                                                            2004              2005             2005
                                                           Actual            Actual         Estimated
                                                         ---------          ---------      -----------
Quarter ended January 31                                    11.4%             36.4%
Quarter ended April 30                                      25.3%                              50.0%
Quarter ended July 31                                       42.0%                              30.0%
Quarter ended October 31                                     6.0%                              30.0%
Year                                                        29.9%                              35.0%

Other income for fiscal 2005 is expected to be approximately:

                                                            2004              2005             2005
                                                           Actual            Actual         Estimated
                                                         ---------          ---------      -----------
                                                                         (In thousands)

Quarter ended January 31                                   $1,683            $6,883
Quarter ended April 30                                     $2,436                             $5,000
Quarter ended July 31                                      $3,364                             $7,000
Quarter ended October 31                                   $7,937                             $9,000
Year                                                      $15,420                            $28,000

Income from unconsolidated entities for fiscal 2005 is expected to be approximately:

                                                            2004              2005             2005
                                                           Actual            Actual         Estimated
                                                         ---------          ---------      -----------
                                                                         (In thousands)

Quarter ended January 31                                     $665            $1,935
Quarter ended April 30                                       $729                             $2,000
Quarter ended July 31                                      $5,551                             $3,000
Quarter ended October 31                                   $8,786                             $5,000
Year                                                      $15,731                            $12,000



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Selling, general and administrative expenses as a percentage of total revenues in fiscal 2005 are expected to be:

                                                        2004            2005             2005 Estimated
                                                       Actual          Actual          Low            High
                                                      --------        --------       --------        -------
Quarter ended January 31                               12.82%         10.720%
Quarter ended April 30                                 10.97%                         10.00%          9.75%
Quarter ended July 31                                  10.23%                          9.50%          9.25%
Quarter ended October 31                                7.58%                          9.00%          8.75%
Year                                                    9.79%                          9.70%          9.50%

Interest expense as a percentage of total revenues for fiscal 2004 and for the quarter ended January 31, 2005 was 2.4% and 2.2%, respectively. Interest expense as a percentage of total revenues is expected to be approximately 2.3% for the full fiscal 2005 year.

Our effective income tax rate for fiscal 2004 was 36.8% of income before income taxes. Our effective income tax rate for the first quarter of fiscal 2005 was 40%. We expect that our effective tax rate for the second, third and fourth quarters of fiscal 2005 to be approximately 38.5% of income before income taxes.

In-the-money stock options are included in shares outstanding using the "treasury stock method" for calculating common stock equivalents. Because we have issued shares under our Cash Bonus Program and assumed that our stock price will increase during fiscal 2005, and we expect that options will be exercised, the number of shares used to determine earnings per share will increase in fiscal 2005 as compared to 2004. We estimate that the share count for determining diluted earnings per share for fiscal 2005 will be:

                                                      2004              2005            2005
                                                     Actual            Actual         Estimated
                                                    --------          --------       -----------
                                                                   (in thousands)
Quarter ended January 31                             80,819            83,042
Quarter ended April 30                               81,426                            84,800
Quarter ended July 31                                80,920                            85,900
Quarter ended October 31                             81,499                            86,700
Year                                                 81,166                            85,100

FORWARD LOOKING STATEMENT

Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.